EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-81803 of Hallwood Energy Corporation on Form S-8 of our report dated March 1, 2001, appearing in this Annual Report on Form 10-K of Hallwood Energy Corporation for the year ended December 31, 2000.

Denver, Colorado
March 15, 2001